EXHIBIT 11

                               WORLD AIRWAYS, INC.
                      CALCULATION OF LOSS PER COMMON SHARE



                                     For the Three Months Ended March 31, 1999
                                  ----------------------------------------------
                                       Loss           Shares         Per-Share
                                    (Numerator)    (Denominator)      Amount
                                  --------------    ------------    ------------
Basic EPS
    Net loss                      $   (2,706,000)     7,000,064     $     (0.39)
                                                                     ===========

Effect of Dilutive Securities
    Options                                   --             --
    8% convertible debentures                 --             --
                                       ----------      --------

Diluted EPS
    Net  loss                     $   (2,706,000)     7,000,064   $       (0.39)
                                      ===========     =========    =============



                                     For the Three Months Ended March 31, 1998
                                  ----------------------------------------------
                                        Loss          Shares         Per-Share
                                    (Numerator)    (Denominator)       Amount
                                  ---------------   -----------   --------------
Basic EPS
    Net loss                      $   (2,987,000)     7,419,000   $       (0.40)
                                                                   =============

Effect of Dilutive Securities
    Options                                    --            --
    8% convertible debentures                  --            --
                                      -----------     ---------

Diluted EPS
    Net loss                      $   (2,987,000)     7,419,000    $      (0.40)
                                      ===========     =========     ============